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                                                                    Exhibit 99.1


ADVOCAT INC.
277 MALLORY STATION ROAD, SUITE 130
FRANKLIN, TENNESSEE  37067
(615) 771-7575

                                                                    NEWS RELEASE
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Contact:  William R. Council, III
          Chief Executive Officer



     ADVOCAT ANNOUNCES WILLIAM R. COUNCIL, III NAMED CHIEF EXECUTIVE OFFICER


FRANKLIN, Tenn. - (March 28, 2003) - Advocat Inc. (NASDAQ OTC: AVCA) today announced that the Board of Directors named William R. Council, III Chief Executive Officer. Mr. Council has served as interim CEO since the retirement of Charles W. Birkett, M.D in October 2002. Prior to that time, Mr. Council served as Chief Financial Officer of Advocat. Commenting on the appointment, Wallace E. Olson, Chairman of the Board, stated, "Mr. Council has demonstrated his leadership abilities at Advocat and his appointment as CEO underscores the Board's confidence in him."


Forward-looking statements made in this release involve a number of risks and uncertainties, including but not limited to, uncertainty regarding the Company's ability to restructure or refinance its debt, the impact of under insured professional liability claims, factors affecting the long-term care industry in general, governmental reimbursement, government regulation, health care reforms, the impact of future licensing surveys, changing economic and market conditions and other risk factors detailed in the Company's Securities and Exchange Commission filings. Advocat Inc. is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.

Advocat Inc. provides long-term care services to nursing home patients and residents of assisted living facilities in 10 states, primarily in the Southeast, and three provinces in Canada.



     For additional information about the Company, visit Advocat's web site:
                            http://www.irinfo.com/avc